HIGH PLAINS CORPORATION
                       200 W. Douglas, Suite #820
                         Wichita, Kansas 67202

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON NOVEMBER 15, 1996


   The Annual Meeting of Stockholders of High Plains Corporation
(the "Company") will be held at the Broadview Hotel, 400 W.
Douglas, Wichita, Kansas, in the Crystal Ballroom, on the 15th day of November, 1996 at 10:00 o'clock a.m. (CST) for the purpose of considering and voting upon the following matters:

   1.    To elect two directors to the class whose term expires in 1999.

   2.    To ratify the appointment of Allen, Gibbs & Houlik, L.C.
         as the independent public accountants for the Company.

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on September
30, 1996 will be entitled to notice of and to vote at the meeting.


                                 By order of the Board of Directors
                                 Stanley E. Larson
                                 Chairman of the Board and President

Wichita, Kansas
September 30, 1996

   You are cordially invited to come to the Annual Meeting early so that you may meet informally with management and with Board nominees. The meeting room will be open from 9:00 a.m. until the meeting at 10:00 a.m. Refreshments will be served before the meeting.




                            IMPORTANT


IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE
PROXY BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED.

                      High Plains Corporation
                     200 W. Douglas, Suite #820
                        Wichita, Kansas 67202

                          PROXY STATEMENT
               FOR ANNUAL MEETING OF STOCKHOLDERS
                         NOVEMBER 15, 1996

                        GENERAL INFORMATION

   The accompanying proxy is furnished by High Plains Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders to be held on November 15, 1996, or any adjournment thereof, and may be revoked by the stockholder at any time before it is voted by giving a written notice to the Secretary of the Company, by executing and delivering a proxy with a later date, or by personal withdrawal of the proxy prior to or at the meeting. The expense of this solicitation is to be borne by the Company and the Company will reimburse persons holding stock in their name or in the names of their nominees, for their expenses in sending proxies and proxy materials to their principals. The approximate mailing date of this proxy statement is October 18, 1996.

   The Company had outstanding 15,856,111 shares of Common Stock, par value $.10 per share as of September 30, 1996, the date the security holders of record entitled to vote at the meeting will be determined (the "Record Date"). Each share of Common Stock entitles the holder thereof to one vote. There is cumulative voting in the election of directors, and each stockholder is entitled to cast a number of votes equal to the number of voting shares held by the stockholder at the Record Date multiplied by the number of directors to be elected and may cast all such votes for a single nominee or may distribute them between the nominees as the stockholder chooses. This Proxy Statement solicits discretionary authority to vote cumulatively, and the accompanying form of proxy grants such authority.

ITEM 1                  ELECTION OF DIRECTORS

   The Board recommends that the stockholders vote FOR, and unless otherwise instructed, the persons named in the Proxy have indicated that they intend to vote FOR the election of John F. Chivers and Donald M. Wright, comprising the class of directors whose current terms expire at the 1996 Annual Meeting, to serve as directors for a term of three years, until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event of the death or disability of any of the candidates for director, the Proxy will be voted for such other person or persons as the Board of Directors may recommend. No stockholder may vote in person or by proxy for more than two nominees at the Annual Meeting.

   Certain information about the (i) nominees, (ii) the other current directors of the Company who will continue in office after the Annual Meeting and (iii) the executive officers of the Company is set forth below:

Nominees For Reelection.
                                                Nominated
                                                 for Term
          Name            Age     Position       Expiring
   -------------------    ---     --------     -----------
   John F. Chivers         57     Director         1999
   Donald M. Wright        73     Director         1999


Directors Who Will Continue in Office and Executive Officers.
                                                                    Expiration
                                                                   for Term as
          Name           Age            Position                     Director
   -------------------   ---   ---------------------------------   -----------

   Stanley E. Larson      71   Chairman, President and Director        1997
   H.T. Ritchie           52   Secretary and Director                  1998
   Roger D. Skaer         57   Treasurer and Director                  1997
   Daniel O. Skolness     47   Director                                1998
   Raymond G. Friend      44   Executive Vice President and CFO



      The directors of the Company are divided into three classes, each holding office for a term of three years. One class of directors is elected each year at the Annual Meeting of Stockholders. Officers of the Company serve at the discretion of the Board of Directors.

      Set forth below are biographical summaries of the incumbent directors, including the nominees, and the executive officers of the Company.

      Stanley E. Larson has been a director of the Company since
March 1980 and his current term as director expires at the Annual
Meeting of Stockholders in 1997. He has served as President of the Company since June 1985 and is a member of the "Nominating"
Committee of the Board of Directors.

      John F. Chivers has been a director of the Company since April 1993 and his current term as director expires at the Annual Meeting of Stockholders in 1996. He has been nominated by the Board for reelection at the 1996 Annual Meeting for a three-year term, which will expire in 1999. Mr. Chivers is a realtor and developer from Detroit Lakes, Minnesota. He is a member of the "Nominating" Committee of the Board of Directors.

      H.T. Ritchie has been a director and the Secretary of the Company since October 1987 and his current term as director expires at the Annual Meeting of Stockholders in 1998. For over seven years, Mr. Ritchie has served as President of the Ritchie Corporation, a paving, sand and concrete production business located in Wichita, Kansas. He is a member of the "Policy and Compensation" Committee of the Board of Directors.

      Roger D. Skaer has been a director and the Treasurer of the Company from October 1987 until August 1993 when he resigned as Treasurer. His current term as director expires at the Annual Meeting of Stockholders in 1997. In December 1993 he was again elected as Treasurer. Until retiring in 1992, he maintained a dental practice in the Wichita area. He now manages personal investments. He is a member of the "Budget and Audit" Committee of the Board of Directors.

      Daniel O. Skolness has been a director of the Company since December 1993 and his current term as director expires at the Annual Meeting of Stockholders in 1998. Mr. Skolness has been chief financial officer of Skolness, Inc., a sugarbeet and grain business of Glyndon, Minnesota, for over ten years. He is a member of the "Policy and Compensation" and "Budget and Audit" Committees of the Board of Directors.

      Donald M. Wright has been a director of the Company since October 1987 and his current term as director expires at the Annual Meeting of Stockholders in 1996. He has been nominated by the Board for reelection at the 1996 Annual Meeting for a three-year term, which will expire in 1999. For over seven years he has managed his personal investments. He is a member of the "Nominating" and "Budget and Audit" Committees of the Board of Directors.

      Raymond G. Friend has been the Controller of the Company since June 1985 and Vice President and Chief Financial Officer since April 1990. In 1995 Mr. Friend was elected Executive Vice President and Chief Financial Officer of the Company. From March 1992 until March 1993, and again from March 1995 to March 1996, Mr. Friend served as Chairman of the Clean Fuels Development Coalition
(CFDC), a national organization formed to promote the commercial development and use of clean alternative fuel sources. He continues to serve as executive director of the CFDC. He also serves as President of the Kansas Ethanol Association, an organization of ethanol producers which operate plants in the state of Kansas.

      No family relationships exist between or among the directors or executive officers of the Company.

Committees
      The Company has standing Budget and Auditing, Policy and
Compensation, and Nominating Committees. Each Committee has met at least twice in the past fiscal year. All Committee members were present at each Committee meeting.

      The Budget and Audit Committee, consisting of Messrs. Skaer, Wright, and Skolness, reviews the financial statements and budgets of the Company and reviews the performance of and recommends selection of the Company's independent auditors.

      The Policy and Compensation Committee, consisting of Messrs. Ritchie, and Skolness, reviews overall policies including compensation policies of the Company, recommends modifications to general policies and to compensation levels, and awards and grants stock options.

      The Nominating Committee, consisting of Messrs. Wright, Larson and Chivers, recommends the nomination of prospective directors and officers. The Nominating Committee will consider persons brought to its attention by stockholders. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees to the Company's Board of Directors can do so by writing to the Secretary of the Company at 200 W. Douglas, Suite #820, Wichita, Kansas 67202, giving such person's name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the person recommended giving consent to be named as a nominee and, if nominated and elected, to serve as a director.


Attendance At Board Meetings
      During the fiscal year ended June 30, 1996 six meetings were held by the Board of Directors. All incumbent directors have attended all of the Board of Directors meetings held this fiscal year, except that John F. Chivers was unable to attend the Special Board Meeting held on April 12, 1996, and H.T. Ritchie was unable to attend the Special Board Meeting held on August 26, 1995.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                       OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of the Company's Common Stock as of September 30, 1996 by (i) each director of the Company, (ii) each Named Officer, as defined in "Executive Compensation", and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, each person has sole voting and investment power with respect to the shares of voting securities beneficially owned by such person.

                                            Number          Ownership
   Name of Beneficial Owner                of Shares     Percentage (1)
   ----------------------------------     -----------    --------------
   Stanley E. Larson (2)                    449,495            2.5%
   John F. Chivers (3)                      180,000            1.0%
   H.T. Ritchie (4)                         424,558            2.4%
   Roger D. Skaer (5)                       603,693            3.4%
   Daniel O. Skolness (6)                   165,751            0.9%
   Donald M. Wright (7)                     329,459            1.8%
   Raymond G. Friend (8)                    501,167            2.8%
   All directors and executive
     officers as a group (7 persons)      2,654,123           14.8%



(1) Assumes exercise of options which were exercisable at June 30, 1996 to purchase Common Stock granted to present and former officers, directors, and employees representing 2,074,846 shares of Common Stock for total outstanding shares of Common Stock of 17,930,957.

(2)   Includes options to purchase 409,197 shares of Common Stock which
      are exercisable currently or within 180 days.    Also included are
      10,436 options and 1,564 shares acquired under the Company's Employee Stock Purchase Plan.

(3) Consists of options to purchase 180,000 shares of Common Stock which are exercisable currently or within 180 days.

(4) Includes options to purchase 273,600 shares of Common Stock which are currently exercisable; 6,694 shares of Common Stock as to which Mr. Ritchie shares investment and voting power; and 1,152 shares which are held as custodian for a minor child.

(5) Includes options to purchase 302,393 shares of Common Stock which are exercisable currently or within 180 days.

(6) Includes options to purchase 144,000 shares of Common Stock which are currently exercisable and 4,988 shares held as custodian for a minor child.

(7) Includes options to purchase 273,600 shares of Common Stock which are exercisable currently or within 180 days.

(8)   Includes options to purchase 365,056 shares of Common Stock which
      are exercisable currently or within 180 days.    Also included are 9,477
      options and 1,523 shares acquired under the Company's Employee Stock Purchase Plan.

                          EXECUTIVE COMPENSATION

      The following table sets forth certain individual compensation information for the Company's President and for the Company's executive officers whose total salary and bonus for fiscal 1996 exceeded $100,000 (the "Named Officers"). The Company granted no restricted stock awards or stock appreciation rights and did not make any long-term incentive plan payouts during the fiscal years indicated.



                         Summary Compensation Table


                                                                      Long-Term
                                                                    Compensation
                                                                       Awards
                                                                   --------------
                                           Annual Compensation       Securities
                                  Fiscal  ---------------------      Underlying            All Other
Name and Principal Position        Year   Salary($)   Bonus ($)    Options (#)(3)    Compensation(1)(2)($)
--------------------------------  ------  ---------   ---------    --------------    ---------------------
Stanley E. Larson                  1996   $ 128,689   $ 277,757    338,761(4)                  --
  (Chairman of the Board and       1995     123,600      95,103    138,667                     --
  President)                       1994     120,000      44,884     72,000                     --

Raymond G. Friend                  1996   $ 128,689   $ 277,757    150,600(5)             $ 4,510
  (Executive Vice President and    1995     123,600      95,103     72,000                  4,374
   Chief Financial Officer)        1994     120,000      44,884     72,000                  4,200




(1) All amounts represent employer matching contributions to the Company's 401(k) Retirement Plan on behalf of the named individuals.

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation does not exceed 10% of the total amount of annual salary and bonus for any Named Officer.

(3) Numbers of options has been adjusted for the dilutive effect of the February 22, 1995 stock split.

(4) 316,761 of these options were issued either to replace options previously exercised or were issued as "re-load" options for options currently exercised, as provided for under the 1995 stockholder approved amendments to the "1992 Stock Option Plan." These options do not have "re-load" rights like options issued under the Company's "1992 Stock Option Plan."

(5) 129,600 of these options were issued either to replace options previously exercised or were issued as "re-load" options for options currently exercised, as provided for under the 1995 stockholder approved amendments to the "1992 Stock Option Plan." These options do not have "re-load" rights like options issued under the Company's "1992 Stock Option Plan."


               Option Grants in Fiscal Year Ended June 30, 1996


   The following table sets forth information concerning stock options granted to the Named Employee Officers during fiscal 1996 under the Company's 1992 Stock Option Plan and the Employees Stock
Purchase Plan. The Company granted no stock appreciation rights during fiscal 1996.

                                                                                                  Potential Realizable Value
                                       % of Total                     Market                       at Assumed Annual Rates
                                        Options                      Price on                   of Stock Price Appreciation
                                       Granted to    Exercise or     Date of                            for Option Term
                        Options       Employees in    Base Price      Grant     Expiration    -------------------------------
      Name           Granted (#)(2)    Fiscal Year       ($/Sh)     ($/Sh)(1)      Date         5%($)       10%($)        0%($)
------------------   --------------   ------------   -----------    ---------   ----------    --------    ----------    -------
Stanley E. Larson       208,361(3)        19.6%          $5.25        $5.25       8/03/05     $707,760    $1,867,324    $     0
                         22,000(3)         2.0%          $5.25        $5.25      12/09/02     $ 51,029    $  124,242    $     0
                         86,400(3)         8.1%          $5.25        $5.25      12/09/02     $200,408    $  487,933    $     0
                         10,000(3)         0.9%          $3.50        $3.50       5/07/06     $ 22,645    $   59,746    $     0
                         12,000(4)         1.1%          $2.50        $4.375      2/06/01     $ 44,876    $   63,878    $22,500

Raymond G. Friend        30,925(3)         2.9%          $5.25        $5.25       8/03/05     $105,046    $  277,148   $     0
                         12,275(3)         1.2%          $5.25        $5.25       5/10/98     $  9,478    $   20,302   $     0
                         86,400(3)         8.1%          $5.25        $5.25      12/09/02     $200,408    $  487,933   $     0
                         10,000(3)         0.9%          $3.50        $3.50       5/07/06     $ 22,645    $   59,746   $     0
                         11,000(4)         1.1%          $2.50        $4.375      2/06/01     $ 41,051    $   58,555   $20,625



(1)   Based upon the last reported sales price on the NASDAQ
      National Market System on the date of grant.

(2)   All options are exercisable currently or within 180 days.

(3) These options were granted pursuant to the "1992 Stock Option Plan", either as original option awards, or as re-load options authorized by the November 1995 Amendments to the Company's 1990 & 1992 Stock Option Plans.

(4) These options were granted pursuant to the Company's Employee Stock Purchase Plan.


      Aggregated Option Exercises in Fiscal Year Ended June 30, 1996
                   and Fiscal Year-End Option Values


   The following table sets forth information concerning stock options exercised during, and held at the close of, fiscal 1996 by the Named Employee Officers. The Named Officers did not exercise during, or hold at the close of, such fiscal year any stock appreciation rights.

                                                                                    Value of
                                                              Number of            Unexercised
                                                             Unexercised          in-the-Money
                            Shares                       Options at Fiscal         Options at
                         Acquired on      Value             Year-End(#)            FiscalYear-
          Name           Exercise(#)   Realized($)   Exercisable/Unexercisable       End($)
   -------------------   -----------   -----------   -------------------------    ------------
   Stanley E. Larson      175,067        422,703           399,197/10,000            $ 18,858
   Raymond G. Friend       98,675        445,754           355,056/10,000            $ 55,724




Director Compensation
   Until July 1, 1993 the Company traditionally did not pay cash compensation for serving on the Board of Directors or on a committee of the Board of Directors. As compensation for serving as a director and serving on committees of the Board of Directors for fiscal years 1994 and 1995, on December 10, 1993, the Company adopted a shareholder approved three year plan to grant to each of the six incumbent directors options to purchase 25,000 shares of Common Stock at an exercise price equal to $9.63 per share, the market closing price on such date. Such options expire 10 years from the date of grant if not previously exercised. Due to antidilutive features of the Company's stock options, the quantity of options granted to each optionee, in each year, have increased to 72,000. As a result of stock splits which have occurred through 1995 the exercise price of all options which were issued prior to any stock splits have been reduced proportionately by the dilutive effect of the splits.

   Beginning on July 1, 1993, directors who are not employees of the Company are paid (i) $1,000 for each meeting of the Board of Directors attended and (ii) $500 for each meeting of a committee of the Board of Directors attended. For fiscal year 1996, each of the five current nonemployee directors of the Company were granted options to purchase 54,000 shares (prior to the February 22, 1995 stock split) of Common Stock at an exercise price equal to the market closing price on the date of such grants. Mr. Larson, the only current employee director, is not eligible to receive cash compensation for serving as a director or for serving on any committees of the Board of Directors.

   The Company also reimburses directors for reasonable expenses incurred in connection with their attendance at meetings, including committee meetings, of the Board of Directors.

                       Employment Agreements
   On April 1, 1993, the Company entered into employment agreements (the "Employment Agreements") with Messrs. Stanley E. Larson, and Raymond G. Friend (the "Employees"). (Unless otherwise indicated, the provisions of the Employment Agreements are substantially similar.) Each of the Employment Agreements was for a four-year term. On April 1, 1995, these employment agreements were extended for a period of five years from that date, to coincide with the terms of additional employment agreements entered into by the Company with other key management employees.

   The Employment Agreements provide, with certain exceptions, that the Employees will not compete with the Company for the two-year period following termination of their employment. If the Employee is terminated for cause or if the Employee voluntarily resigns, the Company is not obligated to continue base salary or bonus payments beyond payments which were incurred prior to such termination. Upon termination due to death or permanent disability, each Employment Agreement provides for payment of 100% of the Employee's base salary at the time of termination, plus 50% of the Employee's most recent bonus. In the event the Company terminates the Employee without cause, the Company must continue to pay, for the remainder of the term of the Agreement, the Employee's full base salary at the time of termination plus (i) a bonus amount equal to the Employee's most recently received annual bonus, and (ii) the costs for the Employee's continued participation in all Company benefit plans. In the event of a termination of the Employee following a Change of Control (as defined in the Employment Agreements), the terminated Employee will continue to receive his base salary and bonus payments for the remainder of the term of the Agreement, and any unvested stock options of such Employee shall vest and become immediately exercisable.

   Compensation under the Employment Agreements consists of (i) a current minimum base salary of $131,127 for Mr. Larson and for Mr. Friend, which is to be increased by 3% per year as a cost of living adjustment and which may be increased by the Board of Directors of the Company based on merit, (ii) participation in an executive officer and key employee bonus pool equal to an aggregate of 6 5/8% of the Company's net income, and (iii) stock options to be granted under the Company's 1992 Stock Option Plan.

Report of the Compensation Committee with Respect to Executive Compensation
   The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers, stockholders and employees. Prior to and including fiscal 1995, the ultimate responsibility for administering the Company's compensation philosophy and overseeing the evaluation process as it relates to salary and bonus determinations has been the responsibility of the Board of Directors as a group, with the responsibility of the "Committee" being to study compensation issues and make recommendations to the Board of Directors.

   Executive Compensation Philosophy. The goals of the Company's executive compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executives is based on the following principles:


   *   The Company attempts to compensate competitively.

       The Company is committed to providing a compensation program aimed at attracting and retaining the best people in the industry. To ensure that compensation is competitive, the Company periodically compares its compensation practices with those of comparable companies and sets its compensation parameters based on this review.

   *   The Company compensates sustained performance.

       Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit and performance relative to competitors.
       Individual performance is evaluated by reviewing organizational and management development progress against set objectives.

   * The Company strives for fairness in the administration of compensation.

       The Company attempts to apply its compensation philosophy uniformly. The Company strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies.

       The Board of Directors, partially on the basis of information obtained from the underwriter of the Company's 1993 stock offering, determined the compensation levels and contract terms for the Employment Agreements.

   Commencing with fiscal 1994, the Company's process of assessing executive performance was as follows:

      1. At the beginning of the annual performance cycle, the Chief Executive Officer and the Committee set objectives and key goals for the Company's officers.

      2. The Chief Executive Officer and the Committee give each officer ongoing feedback on performance.

      3.   At the end of the annual performance cycle, the Chief
           Executive Officer and the Committee evaluate the officer's accomplishment of objectives and attainment of key goals.

      4. The accomplishment of objectives and attainment of key goals affect the Chief Executive Officer's and the Committee's recommendations to the Board of Directors on salary increases and, if applicable, stock options.

   Executive Compensation Vehicles. The Company utilizes a compensation program to attract and retain key executives, enabling it to improve products, motivate technological innovation, foster teamwork and adequately reward executives, all with the goal of enhancing stockholder values. The annual cash-based compensation for executives consists of a base salary subject to increases at the discretion of the Company. Salaries are reviewed on an annual basis and may be changed at that time based on (i) information derived from the evaluation procedures described above, (ii) a determination that an individual's contributions to the Company have increased (or decreased), and (iii) changes in competitive compensation levels. The Company also makes available to executives incentive bonuses described above under "Employment Agreements" based on overall Company performance.

   The Company also has a Long-Term Savings and Deferred Profit Sharing Plan (the "401(k) Plan"), adopted in 1991 to allow participants to defer compensation pursuant to 401(k) of the Internal Revenue Code. All employees of the Company, including executives, are eligible to participate in the 401(k) Plan provided certain qualifications are met. In addition to amounts which participants may elect to contribute to the 401(k) Plan, the Company makes "matching" contributions to the 401(k) Plan allocated to all participants. Payments of benefits accrued for 401(k) Plan participants will be made upon retirement or upon termination of employment prior to retirement provided certain conditions have been met by the employee prior to termination.

   Long-term incentives are intended to be provided through stock options specified in the Employment Agreements and through the possible grant of additional stock options under the 1992 Stock Option Plan or future stock option plans. The objective of aligning executives' long range interests with those of the stockholders may be met by providing the executives with the opportunity to build meaningful stake in the Company.

   Chief Executive Officer and Other Officer Compensation. The compensation levels paid to Stanley E. Larson as President and Chief Executive Officer of the Company, Raymond G. Friend as Executive Vice President and Chief Financial Officer, were established pursuant to an Employment Agreement and other related agreements, effective April 1, 1993 and renewed April 1, 1995 (see "Employment Agreements" above). These Agreements were approved by the entire Board of Directors after careful consideration. Compensation to officers is provided by base salary, incentive bonuses, and stock option awards.

   Base Salary. An executive's base salary is determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, current salary in relation to the range designated for the job and salary levels for comparable positions at peer companies.

   Bonuses. Payments under the Company's bonus incentive plan are tied to the Company's level of achievement of annual earnings. This creates a direct link between the Company's profitability and executive officer pay.

   Long-Term Incentives. The Company's overall long-term compensation philosophy is that long-term incentives should be directly related to the creation of stockholder value, thus providing a strong link between management and stockholders. In support of this philosophy, the Company has awarded to its executive officers stock options.

   Stock Option Awards. Stock options encourage and reward executive officers for creating stockholder value as measured by stock price appreciation. Stock options under the 1992 Stock Option Plan are currently awarded at an exercise price equal to the fair market value of the stock on the date of grant, and, therefore, only have value for the executive officers if the price of the Company's stock appreciates in value from the date the stock options are granted. The Company has also adopted an Employee Stock Purchase Plan for key management employees. This plan was approved by majority vote of shareholders at the Company's Annual Meeting of Shareholders on November 17, 1995. Both Mr. Larson and Mr. Friend are eligible to participate in this plan. Under the plan, employees of the Company are entitled to purchase a certain number of shares of stock (based primarily on years of service to the Company) at a discounted value. Stockholders also benefit from such stock price appreciation.

   Stock options are awarded annually periodically with the Company's objective to provide (i) a long-term equity interest in the Company, and (ii) an opportunity for a greater financial reward if long-term performance is sustained. The base number of options granted to each executive officer falls within a pre-determined range, set and approved by the Board of Directors when implementing the Company's Stock Option Plans. Individual grants which are awarded in addition to the base options are dependent upon the Company's future business plans and the executive officer's ability to positively impact those plans, the executive officer's position and level of responsibility within the Company, and an evaluation of the executive officer's performance.

Securities and Exchange Commission Filing Obligations.
   Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's securities are required to report to the Securities and Exchange Commission and to the NASDAQ National Market System by a specified date his or her ownership of or transactions in the Company's securities. To the Company's knowledge, based solely on information filed with the Company, all of these requirements have been satisfied, except that Daniel O. Skolness failed to timely file one Form 4 reflecting a total of 20 transactions in the month of June 1996. Nine of these transactions involved an estate for which Mr. Skolness is the executor. The remaining transactions involved Mr. Skolness's minor children. A Securities and Exchange Commission Form 5 reflecting these transactions was timely filed in August 1996.

Compensation Committee Interlocks and Insider Participation.
   For fiscal 1996, Messrs. H.T. Ritchie (Committee Chairman), and Daniel O. Skolness comprised the Policy and Compensation Committee of the Board of Directors. Mr. Ritchie is currently the Secretary of the Company.

   As members of the Policy and Compensation Committee of the Board of Directors of the Company, Messrs. Ritchie and Skolness make recommendations to the entire Board of Directors regarding the compensation for the executive officers and directors of the Company, including those compensation arrangements described in the "Executive Compensation" portion of this proxy.

                               Policy and Compensation Committee

                               H.T. Ritchie, Chairman
                               Daniel O. Skolness

                        STOCK PRICE PERFORMANCE GRAPH

   The Stock Price Performance Graph below compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the total cumulative return of the S&P 500 Stock Index and the Peer Group for the Company (Midwest Grain Products, Archer-Daniels and Methenex Corp.) for the fiscal years 1992, 1993, 1994, 1995 and 1996 ending June 30. All calculations assume reinvestment of dividends.

                      TOTAL RETURN TO STOCKHOLDERS
                (assumes $100 invested on June 30, 1991)

ITEM 2                    SELECTION OF AUDITORS

   Proxies solicited by the Board of Directors will be voted for ratification of the appointment of Allen, Gibbs & Houlik, L.C. as the Company's independent auditors for the 1997 fiscal year in the absence of instructions to the contrary.

   The audit of the Company for the year ended June 30, 1996, was conducted by Allen, Gibbs & Houlik, L.C. Representatives of such firm are expected to be present at the Annual Meeting of Stockholders to make a statement if they desire to do so and to answer appropriate questions. The Board of Directors recommends that the stockholders vote FOR ratification of its appointment of Allen, Gibbs & Houlik, L.C.



                            OTHER INFORMATION

   Neither the Board of Directors nor management knows of any other matters to be presented at the Annual Meeting of Stockholders. However, if any other matter properly comes before the meeting, the persons named in the enclosed Proxy will vote in accordance with their judgement upon such matters. Stockholders who do not expect to attend in person are urged to execute and promptly return the enclosed form of Proxy.



                         PROPOSALS OF STOCKHOLDERS

   Proposals of stockholders to be presented at the Company's 1997 Annual Meeting of Stockholders must be received at the Company's executive offices no later than July 2, 1997 for inclusion in the 1997 Proxy Statement.


                                 By Order of the Board of Directors
                                 Stanley E. Larson
                                 Chairman of the Board and President



Wichita, Kansas
October 17, 1996

                                 PROXY
                        HIGH PLAINS CORPORATION
               200 W. Douglas, Suite #820, Wichita, KS 67202

    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned hereby appoints H. T. Ritchie and Daniel O.
Skolness as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of High Plains Corporation as held of record by the undersigned on September 30, 1996, at the Annual Meeting of Stockholders to be held November 15, 1996, or any adjournment thereof. This proxy revokes all prior proxies given by the undersigned.

   1.   ELECTION OF DIRECTORS
        [ ] FOR THE NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW).
        [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW.

             JOHN F. CHIVERS STANDS FOR ELECTION TO A THREE YEAR TERM. DONALD M. WRIGHT STANDS FOR ELECTION TO A THREE YEAR TERM.

           (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
            INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S
            NAME ON THE SPACE PROVIDED BELOW.)

   2. TO RATIFY THE APPOINTMENT OF ALLEN, GIBBS & HOULIK, L.C. AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.
        [ ] FOR
        [ ] AGAINST
        [ ] ABSTAIN

                         (Continued from reverse side)


   3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2,
AND 3.

   Please sign exactly as name appears below. When shares are held by join tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:  ________________________________, 1996


______________________________________________
Signature of Shareholder


______________________________________________
Signature of Shareholder


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED